Exhibit 99.1

Category Pioneer Nightfood Wins Top Prize in Real California Milk Excelerator Dairy Innovation Program

$150,000 in Prize Money for Accelerating National Hotel Rollout

Tarrytown, NY, November 19, 2021 – Nightfood Holdings, Inc. (OTCQB: NGTF), the better-for-you snack company addressing the $50 billion Americans spend annually on night snacks, has won the 2021 Real California Milk Excelerator program. As the champion, Nightfood has secured the first place prize of $150,000 to invest in marketing support for the hotel launch of a new line of ice cream sandwiches.

In pioneering the night snack category, Nightfood has recently completed a successful pilot program with a leading global hotel chain which is expected to soon introduce Nightfood ice cream pints into hotel lobby shops across the country. Management expects other hotel chains to follow that lead, and has established a target of 7,500 hotel locations by summer. Widespread hotel distribution is expected to exponentially grow revenues, support and accelerate supermarket distribution, and advance consumer adoption of the night snack category.

In a 2019 industry study, global consumer insights leader J.D. Power identified a major opportunity for hotels to win over their guests by delivering innovative solutions to support better sleep. They state “quality of sleep is one of the most important components of a hotel guest experience with the potential to drive overall satisfaction and brand loyalty, but the majority of hotels are not delivering better-than-expected sleeping conditions.”

The opportunity and responsibility to optimize guest sleep goes beyond comfort and quiet, in which the industry has invested billions; it now also includes nutrition. Nightfood believes that, after its first major partnership is launched, the hotel industry will rapidly move towards making sleep-friendly night snack options readily available for their guests.

“Targeting hotels as a channel is a brilliant strategy,” said Bob Carroll, Vice President of Business Development for the California Milk Advisory Board (CMAB), creator of the competition. “Hotel distribution would deliver paid consumer trial for and awareness of the Nightfood brand, supporting the company in multiple ways beyond revenue growth.”

Industry sources indicate the number of American hotel locations selling ice cream in their freezers total approximately 20,000 and growing. The Nightfood ice cream sandwich is being created for distribution in the hotel space, with possible supermarket introduction thereafter.

“We’re thrilled and thank the CMAB for recognizing Nightfood today,” commented Nightfood CEO Sean Folkson. “We’re excited for the opportunity to partner with the CMAB and use these funds to establish both single serve novelties and 16-ounce pints in hotel freezers. Our goal is to help ensure that the many hotel guests who choose to snack at night are still able to achieve their best night’s sleep.”

Data from hotel grab-and-go industry leader Impulsify reveal that all ten of the top-ten best-selling hotel ice cream items are either single serve novelties or single-serve cups. Such items reportedly make up over 70% of hotel ice cream unit sales. Pints, because of their higher retail price point, are reported to account for almost 50% of all category dollar sales.

The Impulsify 2021 hotel retail guide, Grab & Go For It!, reported “Ice cream ranked in the top 3 highest performing categories with novelties outselling cups and pints” and indicates that hotel guests are consuming ice cream “in record numbers”.

Nightfood won over an all-star judging panel of experts from across CPG, retail, venture capital and food science industries, featuring: Russell Barnett, Managing Director/CMO of My/Mochi Ice Cream, Donna Berry, Editor of the Daily Dose of Dairy, Heather Boyd, Managing Director, RTD of Beam Suntory, Chad Coester, SVP Own Brands at Albertsons Companies, Julia Bello, Principal, Local Producer Loan Program at Whole Foods, John Talbot, CEO of the California Milk Advisory Board, and Adriano Torres, Senior Director Global Marketing, Dairy & Plant-Based Beverages at Coca-Cola, and Josh Zonneveld, Chairman of the California Milk Advisory Board.

With help from the CMAB, the Company is working to secure California-based copacker production capacity for the ice cream sandwiches. Production would begin when the Company has secured a hotel distribution commitment for the ice cream sandwiches.

Nightfood: Pioneering the Night Snacks Category

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms these snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood is pioneering the category of night snacks. Nightfood ice cream, the brand’s first mainstream product, is uniquely formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

Unlike regular ice cream, Nightfood was formulated to contain more tryptophan, vitamin B6, calcium, magnesium, zinc, prebiotic fiber, and casein protein. It also has less sugar, less fat, and a lower glycemic profile. Because of its great taste and unique nutritional profile, Nightfood has been endorsed as the Official Ice Cream of the American Pregnancy Association and is the recommended ice cream for pregnant women.

The brand won the 2019 Product of the Year award in the ice cream category in a Kantar survey of over 40,000 consumers. Nightfood was also named Best New Ice Cream in the 2019 World Dairy Innovation Awards.

Nightfood ice cream is available in divisions of Walmart, Albertsons, and H-E-B, as well as many regional supermarket chains and independent retailers, and select hotel locations.

Questions can be directed to investors@Nightfood.com

Management also encourages Nightfood shareholders to connect with the Company via these methods:

E-mail: By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Telegram: There is now a live, interactive Telegram group which interested parties can join to reach team members and discuss Nightfood. Ask questions, learn more about the company and discuss future prospects. Join the Telegram Group Here: https://t.me/NightfoodHoldings

About Real California Milk/California Milk Advisory Board

The California Milk Advisory Board (CMAB), an instrumentality of the California Department of Food and Agriculture, is funded by the state’s dairy farm families who lead the nation in sustainable dairy farming practices. With a vision to nourish the world with the wholesome goodness of Real California Milk, the CMAB’s programs focus on increasing demand for California’s sustainable dairy products in the state, across the U.S. and around the world through advertising, public relations, research, and retail and foodservice promotional programs. For more information and to connect with the CMAB, visit RealCaliforniaMilk.com, Facebook, YouTube, Twitter, Instagram and Pinterest.

About VentureFuel, Inc.

Founded in 2014, VentureFuel is an independent innovation consultancy that builds innovation programs for industry leaders by unlocking the power of external innovation through startup collaboration. Its programs focus on changing behaviors and beliefs in order to unlock new sources of growth. We provide senior leaders with the tools to drive transformative change within their organizations by opening up their teams to new ways of working, products, services and routes to market. Learn more at: www.venturefuel.net, Linked-In, Twitter and Instagram. You can hear The VentureFuel Podcast on Apple, Spotify or Simplecast.

Forward Looking Statements:

This current press release contains "forward-looking statements. Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Kevin Farrell
Notably

media@Nightfood.com
215-760-7547

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3